SEAGATE TECHNOLOGY HOLDINGS PLC

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2023

INTRODUCTION

This Conflict Minerals Report (“Report”) of Seagate Technology Holdings public limited company (together with its subsidiaries, the “Company,” “Seagate,” “we,” “us” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1 to December 31, 2023 (the “Reporting Period”). This Report is being filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on our website at http://www.seagate.com/esg/. Information contained on, or accessible through, our website is not a part of this Report.

The Rule imposes certain reporting obligations on the registrants of the Securities and Exchange Commission (the “SEC”) whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “Conflict Minerals”). The Democratic Republic of the Congo (“DRC”) and its adjoining countries have extensive reserves of 3TG, some of which are illegally sourced and traded by armed groups who are responsible for serious human rights violations (“armed groups”). The purpose of the Rule is to encourage companies whose products contain 3TG to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The DRC and its adjoining countries, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, are collectively referred to in this Report as the “Covered Countries.”

Seagate recognizes the need for universal human rights protections and is dedicated to maintaining a supply chain that supports the dignity and innate rights of all persons. Seagate prohibits the use in its products of 3TG whose supply chains contribute to human rights abuses. This includes a commitment to not use 3TG that directly or indirectly finance armed conflict or benefit armed groups. Importantly, Seagate discourages the practice of avoiding 3TG sourcing from the Covered Countries as a way of fulfilling this objective. Seagate firmly believes that the use of validated responsibly-sourced 3TG from Conflict Affected and High Risk Areas (“CAHRAs”), including the Covered Countries, is a socially responsible practice.

As of December 31, 2023, 100 percent of the 3TG smelters or refiners (“SORs”, or “SOR” in the singular) in Seagate’s supply chain participated in a third-party audit program.

For the Reporting Period, Seagate found no reasonable basis for concluding that any 3TG in our products directly or indirectly financed or benefited armed groups.

COMPANY AND PRODUCT OVERVIEW

Seagate is a leading provider of data storage technology and infrastructure solutions. Our principal products are hard disk drives. In addition, we produce a broad range of data storage products including solid state drives, storage subsystems, as well as a scalable edge-to-cloud mass data platform that includes data transfer shuttles and a storage-as-a-service cloud. Our principal data storage markets include mass capacity storage and legacy markets. Mass capacity storage supports high-capacity, low-cost per terabyte storage applications, including nearline, video and image applications, network-attached storage and edge-to-cloud data storage infrastructures. Legacy markets include consumer, mission critical, and client applications.

APPLICABILITY OF THE RULE

Seagate is a partially vertically integrated company; we make our own recording heads and media, which, together with other procured components, are then assembled into finished functional data storage devices. We do not directly procure 3TG from mines. Apart from sputtering targets, we do not directly procure 3TG from SORs; rather, we purchase parts, components, materials, and subassemblies containing these metals. As such, Seagate occupies the supply chain position of a downstream company as defined by the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”).

We are subject to the Rule because certain products that we manufacture or contract to be manufactured contain 3TG that are necessary to the functionality or production of our products.

Accordingly, we are required under the Rule to conduct a reasonable country of origin inquiry (“RCOI”) designed to determine in good faith whether any of the 3TG in our products either originated in the Covered Countries or came from recycled or scrap materials. We performed due diligence, as set forth in the “Due Diligence Program Design” section below, to conduct the RCOI.

COLLABORATION

Our focus on responsible sourcing began well in advance of the adoption of the Rule. Seagate has been a member of the Responsible Business Alliance (“RBA”) since 2004 and our employees have worked closely with this organization to improve the social, ethical, and environmental practices of our global supply chain. The RBA is the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains. Through the RBA’s Responsible Minerals Initiative (“RMI”), we have worked, and continue to work, with other companies focusing on responsible 3TG sourcing.

Seagate firmly believes that maintaining an ethical supply chain takes a collective effort. We rely on our direct suppliers to provide information with respect to the 3TG contained in the parts, components, materials, and subassemblies supplied to us. In all cases, the information relating to the origin of the 3TG contained in our products is provided to us through our membership in the RMI.

Seagate recognizes that robust and lasting business relationships are critical in building resiliency and reducing risk in the supply chain. We strive to build strong connections with our suppliers, industry peers, and customers. We also participated in industry conferences, workgroups, and trainings with these stakeholders.

DUE DILIGENCE PROGRAM DESIGN

The OECD Guidance established a five-step framework for due diligence as a basis for responsible supply chain management of 3TG from CAHRAs. We outline select elements of our due diligence program design below. To determine the source and chain of custody of 3TG necessary for the production of our products, we conducted due diligence on our supply chain using measures developed to ascertain whether the 3TG originated from the Covered Countries and, if so, whether the purchase of such 3TG directly or indirectly finances or benefits armed groups.

Due Diligence Design Framework

Our Conflict Minerals due diligence measures have been designed to conform to the OECD Guidance for 3TG for “downstream companies” (as defined in the OECD Guidance) in all material respects. Our due diligence measures addressed these five steps as set forth below.

1.Establish strong Company management systems:

a.We have established a Responsible Sourcing of Minerals Policy (the “Policy”). The Policy is available on our corporate website (available at https://www.seagate.com/files/www-content/

global-citizenship/policies/files/responsible-sourcing-of-minerals-policy-09-2020.pdf) and has been communicated to our suppliers, employees and internal consultants, including via hosting a webinar for suppliers.
b.We have senior-level employees, who are members of cross-functional working groups within the Company, who are responsible for the management and continued implementation of our Conflict Minerals compliance strategy. This group includes representatives from our supply chain, sustainability, financial reporting and legal organizations.
c.Employees at manufacturing sites receive training on the RBA Code of Conduct requirements.
d.We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the RBA and Global E-Sustainability Initiative and administered by the RMI to identify SORs in our supply chain. The CMRT requires that suppliers provide information concerning the usage and sourcing of 3TG in their products.
e.We utilize internal counsel and internal consultants to assist with our compliance efforts.
f.Seagate is an active member of the RBA and the RMI, and is an active participant in the United Nations Global Compact.
g.Materials procurement contracts reference and require RBA Code of Conduct or Conflict Minerals compliance.
h.We have a third-party managed Ethics Helpline as a grievance mechanism for employees, suppliers, or other stakeholders where concerns can be reported, including concerns relating to our Conflict Minerals management program. Reports may be made in English, Spanish, French, Chinese, Korean, Malay, Portuguese, and Thai at +1 (800) 968-4925 or online at https://seagate.alertline.com/.

2.    Identify and assess risks in our supply chain:

a.    We require suppliers who provide parts, components, materials, or subassemblies containing 3TG to provide a CMRT unless the supplier has previously disclosed the 3TG is not intentionally added or used in the product or production process.
b.    We review supplier CMRTs for completeness relative to our internal operating procedures and controls. We reject CMRTs that appear inaccurate, incomplete, or not aligned with established acceptance criteria and request the supplier to perform additional due diligence to address identified issues.
c.    We use the Smelter List maintained by the RMI to assess whether SORs are validated as conformant with the Responsible Minerals Assurance Process (“RMAP”) standard1.

3.    Design and implement a strategy to respond to identified risks:

a.    Designated employees monitor and report risks to our senior management team.
b.    Suppliers are requested to remove SORs that are not validated as conformant with the RMAP standard, or not actively pursuing validation, from the supply chain.

4.    Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a.We support independent third-party audits through our RMI membership.
b.We assess information provided by the RMI to determine if a SOR is conformant with the RMAP standard.
c.Direct suppliers are required to undergo an RBA Validated Assessment Program audit once every two years.

1In this report, ‘conformant with the RMAP standard’ includes gold refiners recognized by the RMI as conformant under the Cross Recognition Policy, Version 3, dated May 2019, administered jointly by the RMI, the LBMA (London Bullion Market Association), and the Responsible Jewellery Council.

5.    Report on supply chain due diligence:

a.We file annually a Form SD and a Conflict Minerals Report with the SEC and make them publicly available on our website.
b.We publish annually an ESG Performance Report and make it publicly available on our website.

Due Diligence Measures Performed

Our due diligence measures for the Reporting Period included the following activities:

•We maintained an internal team to implement the Management Plan. Through cross-functional collaboration, the team undertook the following measures, which were designed to support our compliance with the Rule and our Management Plan:

1.Maintained requirements in supplier contracts to define Seagate’s expectations of suppliers regarding sourcing of 3TG and reporting of information to Seagate.

2.Conducted a review to identify direct (i.e., first tier) suppliers of parts, components, materials, and subassemblies containing 3TG necessary to the functionality or production of our products (“3TG Direct Suppliers”).

3.Requested that all 3TG Direct Suppliers provide information to us regarding their 3TG using the CMRT to ascertain, for each of the 3TG, the SOR(s) where it was processed.

4.Reviewed and endeavored to validate the information provided by our 3TG Direct Suppliers by establishing a process that includes an assessment of the completeness and reasonableness of the information provided, then conducting follow-up communications to address deficiencies, if any.

5.Compared the SORs identified by 3TG Direct Suppliers via the CMRT against the RMI list of SORs that are validated as conformant with the RMAP standard.

6.Supported the RMI through membership in the RBA, membership in the RMI, and requests of our 3TG Direct Suppliers to encourage the SORs in their supply chains to achieve conformance with the RMAP standard.

7.Made periodic reports to Seagate senior management.

•Obtained an independent private sector audit on this Report. See Appendix A for more information.

ANALYSIS OF SUPPLIER DATA AND DUE DILIGENCE DETERMINATION

Reasonable Country of Origin Inquiry

To conduct our RCOI, we utilized the RMI’s RCOI data together with the data our suppliers provided on their CMRTs. The RMI RCOI data provides the countries from which SORs validated as conformant with the RMAP standard are known to source 3TG, and it is used to determine the possible origins of the 3TG in our products.

Based on our RCOI, we know or have reason to believe that our 3TG originated or may have originated in the Covered Countries. RMI discloses groupings, by SOR, of countries from which each of its 3TG minerals may originate. In addition, the country of origin of 3TG is not disclosed for every SOR recognized by RMI under the Cross Recognition Policy. Thus, the following list provides a view of countries from which 3TG in our products may be sourced while simultaneously possibly not fully enumerating every country from which our 3TG is sourced.

Possible Countries of Origin for Mined Material (excludes Recycled/Scrap sources)

Country	Tantalum	Tin	Tungsten	Gold
Argentina				x
Australia	x	x	x	x
Austria			x
Azerbaijan				x
Benin				x
Bolivia		x	x	x
Botswana				x
Brazil	x	x	x	x
Burkina Faso				x
Burundi	x	x	x
Cambodia				x
Canada				x
Chile				x
China	x	x	x	x
Colombia				x
Congo	x	x	x	x
Côte d'Ivoire				x
Dominican Republic				x
Ecuador				x
Egypt				x
Ethiopia	x
Fiji				x
Finland				x
France	x
French Guiana				x
Georgia				x
Ghana				x
Guatemala				x
Guinea				x
Guyana				x
Honduras				x
Indonesia		x		x
Japan				x
Kazakhstan			x	x
Kenya				x
Korea, Republic of				x
Kyrgyzstan			x	x
Lao		x		x
Liberia				x
Madagascar	x
Malaysia		x	x	x
Mali				x

Mauritania				x
Mexico			x	x
Mongolia		x	x	x
Morocco				x
Mozambique	x			x
Myanmar		x	x
Namibia				x
New Zealand				x
Nicaragua				x
Niger				x
Nigeria	x	x	x
Oman				x
Panama				x
Papua New Guinea				x
Peru		x	x	x
Philippines				x
Portugal			x
Russia		x	x	x
Rwanda	x	x	x
Saudi Arabia				x
Senegal				x
Serbia				x
Sierra Leone	x
South Africa				x
Spain	x	x	x	x
Sudan				x
Suriname				x
Sweden				x
Tanzania		x	x	x
Thailand		x	x
Turkey				x
Uganda			x
United Kingdom		x	x
United States			x	x
Uzbekistan				x
Vietnam		x	x
Zambia				x
Zimbabwe			x	x
*Table compiled using RCOI data version 64 from the RMI, dated January 26, 2024

The Rule requires that companies determine whether the 3TG in their products either originated in the Covered Countries or came from recycled or scrap sources. The following table depicts the results of our efforts to determine whether the SORs for each of the 3TG in our supply chain source from the Covered Countries.

SOR Sourcing Summary

Metal	Mined Material		Not Disclosed	100% Recycled or Scrap
	SORs Potentially Sourced Directly from Covered Countries	SORs Not Likely Sourced Directly from Covered Countries
Tantalum	14	14	0	3
Tin	7	46	0	8
Tungsten	25	4	0	2
Gold	65	8	2	15

Smelters and Refiners

We carried out the actions described in the “Due Diligence Measures Performed” section above to ascertain the source and chain of custody of the 3TG used in our supply chain. For the Reporting Period, 100% of our 3TG Direct Suppliers based on the top 99.9% of direct materials spend provided CMRT data to us. Given the dynamic nature of the supply chain, we provide below the snapshot list of SORs understood to be operating and in our supply chain at the end of the Reporting Period. Our 3TG Direct Suppliers have named these SORs as their sources of 3TG in the products we buy from them. We have subjected each incoming CMRT to systematic scrutiny, often followed by additional supplier communication. Except for a few instances, the SOR lists provided to us were complete. Several suppliers indicated that their SOR lists were substantially complete but possibly not exhaustive. The list below includes 3TG SORs reported to be in our supply chain and understood to be in operation as of December 31, 2023. In addition, the inclusion of any name on our list does not imply that its 3TG necessarily comprise portions of our products. This is because some suppliers provide CMRTs at the supplier level instead of the part level, resulting in overinclusion. Inclusion on this list only implies that the 3TG in our products may come from these sources.

SORs in Operation and in the Seagate Supply Chain

Metal	Smelter Name	Country of Location	Smelter or Refiner RMAP Status as of December 31, 2023
Gold	Abington Reldan Metals, LLC	UNITED STATES	Conformant
Gold	Advanced Chemical Company	UNITED STATES	Active*
Gold	Agosi AG	GERMANY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Active*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Safina A.S.	CZECH REPUBLIC	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	QuantumClean	UNITED STATES	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	Ximei Resources (Guangdong) Limited	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Aurubis Berango	SPAIN	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	EM Vinto	BOLIVIA	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES	Conformant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIETNAM	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
*As of December 31, 2023 the smelter was engaged in the RMAP and working towards regaining Conformant status.

During the Reporting Period, Seagate was able to facilitate the removal of all identified non-conformant SORs from our supply chain. We use an in-house database, referred to as the Compliance Assurance System (“CAS2”), to maintain product-level compliance data. Our supply chain organization has continued to work on building resiliency in the supply chain by ensuring that, where possible, components are not sourced from a single supplier. Our sourcing practices improvements during the Reporting Period can be partially attributed to our supply chain organization having real-time visibility on Conflict Minerals program metrics and leveraging sourcing arrangements with suppliers to ensure that non-conformant SORs were removed from the supply chain if they failed to participate in the RMAP.

FUTURE PLANS TO IMPROVE DUE DILIGENCE AND SUPPLIER RESPONSIVENESS

Seagate expects to pursue several initiatives to continue to maintain a responsible supply chain, including the following:
•Continue to seek supplier commitments to responsible sources of 3TG, to request that suppliers have their SORs engage in the validation audit process, and, if necessary, convert to other preferred sources.

•Continue to refine CAS2 to further automate our data management, better facilitate supplier communications, and provide improved metrics to guide our risk management.
•In calendar year 2024, we plan to refresh all our 3TG Direct Supplier data using the latest CMRT. We continue to work with the RBA and the RMI to improve processes that encourage responsible sourcing of 3TG in a manner that avoids de facto boycott of responsibly sourced minerals from CAHRAs.
•Increase our focus on activities upstream of SORs to gain better visibility on the real-world conditions in the localities that the 3TG in our products are sourced from.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Conflict Minerals Report on Form SD, including the Conflict Minerals Report attached as Exhibit 1.01, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about our future plans to improve due diligence and supplier responsiveness and to seek supplier commitments in this regard, to explore expanding the scope of our due diligence efforts beyond 3TG, to continue to refine CAS2 and refresh our supplier data, to continue our commitment to responsible sourcing, and to focus on activities upstream of SORs. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this Conflict Minerals Report on Form SD, which are based on information available to us on, and which speak only as of, the date hereof. Except as may be required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Appendix A

INDEPENDENT PRIVATE SECTOR AUDITOR’S REPORT

To the Board of Directors:

elm sustainability partners llc conducted an Independent Private Sector Audit (IPSA) of the Seagate Technology., (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2023. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:
•whether the design of the Company’s due diligence framework as set forth in the Conflict Minerals Report for reporting period from January 1 to December 31, 2023, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and
•whether the Company’s description of the due diligence measures it performed, as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2023, is consistent with the due diligence process that the Company undertook.
Management is responsible for the design of the Company’s due diligence framework, the description of the Company’s due diligence measures set forth in the Conflict Minerals Report and performance of the due diligence measures. Our responsibility is to express an opinion or conclusion in relation to the stated audit objectives. The mandated audit objectives and our examination did not include evaluating:

•The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
•The completeness of the Company’s description of the due diligence measures performed;
•The suitability of the design or operating effectiveness of the Company’s due diligence process;
•Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
•The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof;
•The adequacy or completeness of the Company’s applicability determinations of parts, components, materials or products used, sold, manufactured by or for the Company;
•The Company’s conclusions about the source or chain of custody of its conflict minerals or the DRC Conflict Free status of parts, components, materials or products used, sold, manufactured by or for the Company; or
•The operational status during the reporting period of any disclosed smelter or refiner.

We do not express an opinion or offer any other form of conclusion or assurance on those or any other matters in any section of the Conflict Minerals Report other than the sections titled Design of Due Diligence Measures Taken and Due Diligence Performed by Seagate.

Audit planning began April 15, 2024 and the audit activities were conducted April 29, 2024 through May 1, 2024. The audit was conducted remotely using web based file sharing and a series of three teleconference calls on April, 29, 30 and May 1, 2024. No impairments or threats to our independence as an auditor were identified prior to, during or after this audit. As the basis for this audit, the Company provided the Conflict Minerals Report that was current on April 15, 2024 and the revised Conflict Minerals Report that was current on May 2, 2024. For the first audit objective, we reviewed the following audit evidence and compared it to the OECD Due Diligence Guidance: (a) detailed conflict minerals program documentation relating to each of the five steps, (b) evidence of data management, program execution and controls, and (c) interviews with the individuals directly involved in executing the conflict minerals program; thereby providing reasonable assurance that the design of the due diligence framework described in the section of the Conflict Minerals Report titled Design of Due Diligence Measures Taken is in conformity with, in all material respects, the OECD Due Diligence Guidance. For the second audit objective, we reviewed 100% of the information provided by the Company documenting that it undertook the due diligence measures described in the section of the Conflict Minerals Report titled Due Diligence Performed by Seagate. We also conducted interviews with the individuals directly involved in performing those due diligence measures. The Audit Team Leader and internal quality control reviewer are senior level Principals that hold certifications from the Board of Environmental Auditor Certifications, an independent accredited certification body that requires conformance to established ethics, independence requirements and annual continuing education. The original auditor’s notes were evaluated by the internal quality control reviewer to confirm that the audit work performed, and evidence obtained supports the findings or conclusions in this audit report. Additional information on our firm’s audit quality assurance practices and the external Peer Review report on our conformance to the generally accepted government auditing standards (“Yellow Book”) Performance Audit standards is available on our website.

Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•the design of the Company’s due diligence framework as set forth in the section of the Conflict Minerals Report titled Design of Due Diligence Measures Taken for the reporting period from January 1 to December 31, 2023, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and
•the Company’s description of the due diligence measures it performed as set forth in section of the Conflict Minerals Report titled Due Diligence Performed by Seagate for the reporting period from January 1 to December 31, 2023, is consistent with the due diligence process that the Company undertook.

We conducted this performance audit in accordance with generally accepted government auditing standards. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives. We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

/s/ Elm Sustainability Partners LLC
Foothill Ranch, California
May 16, 2024